Exhibit 10.14

EPAM SYSTEMS, INC.

RESTRICTED STOCK AWARD

THIS RESTRICTED STOCK AWARD (this “Award”) is made as of the 16th day of January, 2012 (the “Grant Date”), by and between EPAM SYSTEMS, INC., a Delaware corporation (the “Company”), and Karl Robb (the “Grantee”).

EXPLANATORY STATEMENT

In recognition of the Grantee’s continued service to the Company and to give the Grantee an additional incentive to further the Company’s growth and success, the Board of Directors of the Company has determined to grant to the Grantee shares of the Company’s Common Stock, par value $.001 per share, subject to the restrictions and conditions set forth in this Award.

NOW, THEREFORE, in consideration of the mutual promises set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and to evidence the grant of and to set forth the terms and conditions governing the grant and ownership of the Award Shares, and the parties’ other agreements related thereto, the Grantee and the Company agree as follows:

AGREEMENT

Section 1. Grant. The Company hereby grants to the Grantee and the Grantee hereby accepts from the Company 24,350 shares of its Common Stock (the “Award Shares”), subject to the terms and conditions of this Award.

Section 2. Defined Terms. This Award uses a number of terms that are defined either in Section 10 or elsewhere in the body of this Award. These defined terms are capitalized wherever they are used.

Section 3. Vesting; Restrictions on Transfer.

3.1. Vesting of Shares.

3.1.1. Vested Percentage. From and after each date set forth below, the Grantee’s total number of Vested Shares shall be equal to the applicable Vested Percentage times the total number of Award Shares, rounded down to the nearest whole number; provided that on such date the Nonvested Shares have not been forfeited pursuant to Section 3.2.

Date	Vested Percentage
On the Grant Date	25%
January 1, 2013	50%
January 1, 2014	75%
January 1, 2015	100%

3.1.2. Adjustment of Shares. In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution, or combination of shares or the payment of a share dividend, the Award Shares, whether Vested Shares or Nonvested Shares, shall be treated in the same manner in any such transaction as other outstanding shares of Common Stock. Any shares of Common Stock or other securities received by the Grantee with respect to any Nonvested Shares in any such transaction shall be subject to the same restrictions and conditions as the Nonvested Shares with respect to which such Common Stock or other securities were received and, in the case of shares of Common Stock, such shares shall constitute Nonvested Shares for purposes of this Award.

3.2. Forfeiture of Nonvested Shares. If and at such time as the services of Grantee terminate (a) With Cause, or (b) other than for Good Reason, any and all Nonvested Shares shall be immediately forfeited and returned to the Company without compensation to the Grantee, and this Award shall terminate and be of no further force and effect (other than the restrictions contained in Section 7, which shall remain in full force and effect in accordance with their terms).

3.3. Restrictions on Transfer. The Grantee may not Transfer any Nonvested Shares. Any purported Transfer in violation of these restrictions will be ineffective. Grantee shall only have the right to Transfer the Vested Shares in accordance with the terms of that certain Shareholders Agreement of the Company, as amended from time to time, dated as of the date hereof to which Grantee is a party.

Section 4. Rights as Stockholder. The Grantee shall be entitled to all of the rights of a stockholder with respect to Award Shares (except Award Shares that have been forfeited), including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares after the Grant Date, except for the restrictions set forth in this Award.

Section 5. Certificates.

5.1. Escrow of Certificates. Certificates for Nonvested Shares will be issued in the Grantee’s name and will be held in escrow by the Company until such Nonvested Shares become Vested Shares as provided in Section 3 of this Award.

5.2. Delivery of Certificates. A certificate or certificates representing the Award Shares that have become Vested Shares shall be delivered to the Grantee promptly after such Award Shares become Vested Shares, unless the Company undertakes uncertificated shares. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules, and regulations and to such restrictions, conditions, or approvals by any governmental agencies or national securities exchanges as may be required.

5.3. Restrictive Legends. To the extent applicable, each certificate representing Award Shares will be stamped with the following legends:

THE VESTING, FORFEITURE, SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTED STOCK AWARD BETWEEN THE ISSUER AND THE SHAREHOLDER DATED AS OF JANUARY 16, 2012. A COPY OF THIS AGREEMENT IS ON FILE IN THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED, UPON REQUEST AND WITHOUT CHARGE, TO ANY PERSON HAVING A VALID INTEREST THEREIN.

THE RIGHT TO SELL, TRANSFER OR OTHERWISE DISPOSE OF OR PLEDGE THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS, WHICH INCLUDE CO-SALE RESTRICTIONS ON THE SALE OF THE SECURITIES, SET FORTH IN A SHAREHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN A SHAREHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE ISSUER OF SUCH SECURITIES, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE ISSUER FILED UNDER THE ACT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF SUCH SECURITIES.

THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AUTHORIZED TO BE ISSUED BY THE ISSUER AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE ISSUER.

Section 6. Withholding and Taxes. The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy any and all federal, state, and local withholding tax requirements when such amounts become due, if applicable.

6.1. Notice to Grantee. The Company shall endeavor to give written notice to the Grantee no later than ten (10) days before the date by which the Company must collect or withhold any taxes relating to this Award of the date any such taxes must be received by the Company and an estimate of the amount of such taxes.

6.2. “Fair Market Value.” The “fair market value” of the Award Shares on any given day means: the last reported sale price of the Shares or other securities on any national or foreign securities exchange or quotation system providing such information on the day before the date of the determination; or, if not listed on any such exchange or quotation system, the average of the bid and asked prices of the Shares or other securities as reported by the National Association of Securities Dealers as of the day before the date of the determination of the fair market value; or, if not so reported, the fair market value of the Shares or other securities as of the day before the date of such determination as determined in good faith by the Board.

Section 7. Non-competition, Non-Solicitation and Inventions. As used in this Section, the “Company” includes the Company and its affiliates. The respective rights and obligations of the respective parties shall survive any termination or expiration of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

7.1. Non-competition and Non-Solicitation. Grantee expressly covenants and agrees that during the period Grantee is engaged by the Company and for one year following the end of Grantee’s engagement with the Company (the “Prohibited Period”), Grantee will refrain from carrying on or engaging in, directly or indirectly, any Competing Business in the Restricted Area and Grantee will not, and Grantee will cause Grantee’s affiliates not to, directly or indirectly, own, manage, operate, join, become an employee of, partner in, owner or member of (or an independent contractor to), control or participate in, be connected with or loan money to, sell or lease equipment or property to, or otherwise be affiliated with any business, individual, partnership, firm, corporation or other entity which engages in a Competing Business in the Restricted Area. “Competing Business” means any business, individual, partnership, firm, corporation or other entity which wholly or in any significant part engages in any business competing with the Business in the Restricted Area; “Restricted Area” means Europe, North America and the Commonwealth of Independent States; and “Business” means the provision of software engineering and software development services, as such business may be expanded or altered by the Company during the period of Grantee’s engagement by the Company; provided, that any business or endeavor shall cease to be the “Business” if the Company is not or ceases to be engaged in such business or endeavor.

Grantee further expressly covenants and agrees that during the Prohibited Period, Grantee shall not, directly or indirectly, encourage, solicit or induce any (i) individual who is then or has been within six (6) months prior thereto employed by or providing consulting services to, the Company to terminate such employment or services; provided, that the foregoing shall not be violated by general advertising not targeted at employees or consultants of the Company; (ii) Customer, supplier, licensee or other business relation of the Company to cease doing business with or materially reduce the amount of business conducted with the Company, or (iii) in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company; or assist any other party in the activities described in (i) or (ii). “Customer” means any and all persons, partnerships, associations, firms, corporations or other entities that (a) have purchased any of the Company’s products or services within one year prior to the date of termination of the Grantee’s engagement with the Company and (b) with whom the Grantee dealt directly.

7.2. Nondisclosure of Confidential and Proprietary Information. (a) Except in connection with the faithful performance of Grantee’s duties for the Company or pursuant to Section 7.2(c), Grantee shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, (i) use, disseminate, disclose or publish, whether for his benefit or the benefit of any person, firm, corporation or other entity, any Confidential Information or (ii) deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any Confidential Information. “Confidential Information” means (A) confidential or proprietary information or trade secrets of or relating to the Company (including, without limitation, intellectual property in the form of patents, trademarks and copyrights and applications thereof, ideas, inventions, works, discoveries, improvements, information, documents, formulae, practices, processes, methods, developments, source code, modifications, technology, techniques, data, programs, other know-how or materials, in each case, that are confidential and/or proprietary and owned, developed or possessed by the Company, whether in tangible or intangible form) or (B) confidential or proprietary information with respect to the Company’s operations, processes, products, inventions, business practices, strategies, business plans, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, prospects and compensation paid to employees or other terms of employment.

(b) Upon the termination of Grantee’s engagement with the Company for any reason, Grantee will promptly deliver to the Company all files, customer lists, price lists, bids, specifications, forms, software, correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents and electronically stored information, in each case, that contain any Confidential Information.

(c) Nothing in this Agreement shall prohibit Grantee from (i) disclosing information and documents when required by law, subpoena, court order or legal process; provided Grantee shall provide the Company with prompt written notice of such requirement prior to compliance therewith so that the Company may seek a protective order or other appropriate remedy or (ii) disclosing information and documents to his immediate family members or, for the purpose of securing legal or tax advice, attorney or tax adviser (provided that the persons to whom such disclosures are made shall be informed of their obligation to maintain the strict confidentiality of any information provided to them).

7.3. Inventions. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the business of the Company, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Grantee may discover, invent or originate during the period of his engagement with the Company, either alone or with others and whether or not during working hours or by the use of the facilities of the Company (“Inventions”), shall be the exclusive property of the Company. Grantee shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem reasonably necessary to protect or perfect its rights therein, and shall assist the Company, upon reasonable request and at the Company’s expense, in obtaining, defending and enforcing the Company’s rights therein. Grantee hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents reasonably deemed necessary by the Company to protect or perfect its rights to any Inventions.

7.4. Injunctive Relief. It is recognized and acknowledged by Grantee that a breach of the covenants contained in Sections 7.2 and 7.3 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Grantee agrees that in the event of a breach of any of the covenants contained in Sections 7.2 and 7.3, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

Section 8. Grantee’s Representations and Warranties. As used in this Section, the “Company” includes the Company and its affiliates.

8.1. The Grantee represents and warrant that (a) the Grantee is either a qualified institutional buyer (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” within the meaning of Rule 501(a)(1), 501(a)(2), 501(a)(3), 501(a)(7) or 501(a)(8) under the Securities Act, or an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; (b) the acquisition of Award Shares pursuant to this Agreement will be for the Grantee’s own account; (c) the Grantee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Award Shares and is able to bear the economic risks of and an entire loss of the Grantee’s investment in the Award Shares; (d) the Grantee is not acquiring the Award Shares with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (e) the Grantee acknowledges that the Award Shares constitute “restricted securities” under the

Securities Act and have not been registered under the Securities Act and that the Award Shares may not be offered, sold pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (i) to the Company, (ii) pursuant to a registration statement which has become effective under the Securities Act or (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act and that prior to the registration of any transfer in accordance with (ii) or (iii) above, the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws, and that the Award Shares will bear a legend to the foregoing effect.

Section 9. Miscellaneous.

9.1. Notices. Any notice or communication required or permitted by this Award will be deemed to be received by the party to whom the notice or communication is addressed if delivered in person or by commercial courier service or sent by first class mail, postage prepaid: if to the Company, addressed to it at EPAM Systems, Inc. 41 University Drive, Newtown, PA 18940, marked for the attention of the Chief Executive Officer with a copy to Ginger Mosier, General Counsel; and if to the Grantee, addressed to the Grantee to the address set forth below the Grantee’s signature to this Award or at the address reflected in the Company’s records; or in either case to such other address as either party notifies the other in accordance with this section.

9.2. Entire Agreement. This Award contains the entire agreement between the parties and supersedes any prior agreements between them relating to the subject of this Award.

9.3. Governing Law. The validity, construction and effect of this Award, and any rules and regulations relating thereto, shall be determined in accordance with federal law and the laws of the State of Delaware (without regard to any provision that would result in the application of the laws of any other state or jurisdiction).

9.4. Jurisdiction and Venue. The parties irrevocably submit to personal jurisdiction and venue in the State of New York for the purpose of any suit, action, or proceeding arising out of or relating to this Award.

9.5. Severability. If any provision of this Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or, as to any person or Award, would disqualify this Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Award, such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of this Award shall remain in full force and effect.

9.6. Amendment of Award. This Award may not be amended except in writing and executed by both parties hereto, and no course of conduct by either party or among the parties will be deemed to amend the terms and conditions of this Award, except if such amendment is reduced to writing and executed by both parties.

9.7. Waiver. The waiver of any breach of any provision of this Award by either of the parties does not constitute or operate as a waiver of any other breach of any provision of this Award, and any failure to enforce any provision of this Award does not operate as a waiver of any existing or future rights, duties, or obligations arising out of this Award.

9.8. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Award, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

9.9. Headings. The headings of the sections of this Award are for convenience of reference only and do not constitute a part of this Award.

9.10. Execution. This Award may be executed in two or more counterparts, each of which shall constitute a duplicate original.

Section 10. Glossary.

10.1. “Board” means the Board of Directors of the Company.

10.2. “Common Stock” means the Company’s common stock, par value $.001 per share.

10.3. “Good Reason” means “Good Reason” as defined in the Grantee’s (for the purpose of this definition, the “Participant”) employment agreement or consultancy agreement, if any, or if not so defined, the occurrence of any of the following events, in each case without Participant’s consent:

(i) a reduction in the Participant’s base compensation and cash incentive opportunity, other than any such reduction that applies generally to similarly situated employees or executives of the Company;

(ii) relocation of the geographic location of the Participant’s principal place of employment or service by more than 50 miles from the Participant’s principal place of employment or service; or

(iii) a material reduction in the Participant’s title, duties, responsibilities or authority;

provided that, in each case, (A) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) if possible, the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such 30-day period, the Participant shall terminate his or her employment or service not later than 60 days after the end of such 30-day period.

10.4. “Nonvested Shares” means, at any given time, all of the Award Shares that are not Vested Shares.

10.5. “Transfer” means to sell, assign, transfer, convey, pledge, hypothecate, or otherwise encumber or dispose of, either voluntarily or by operation of law (whether by virtue of execution, attachment, or similar process).

10.6. “Vested Shares” means, at any given time, the Award Shares that have become Vested Shares pursuant to Section 3.1.

10.7. “Vested Percentage” means, as of the Grant Date, 25%, and from and after any Grant Date, the percentage as set forth in Section 3.1.1.

10.8. “With Cause” means the Company’s good faith determination of the Grantee’s (for the purpose of this definition, the “Participant”):

(i) willful material breach, or habitual neglect of, the Participant’s duties or obligations in connection with the Participant’s employment or service;

(ii) having engaged in willful misconduct, gross negligence or a breach of fiduciary duty, or his or her willful material breach of the Participant’s duties to the Company or under the Participant’s employment agreement or consultancy agreement, if applicable, or of any of the Company policies;

(iii) having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company, material dishonesty;

(iv) unlawful use or possession of illegal drugs on the Company’s premises or while performing the Participant’s duties and responsibilities to the Company; or

(v) the commission of an act of fraud, embezzlement or material misappropriation, in each case, against the Company or any Affiliate;

provided that, in the case of clauses (i) and (ii) above, the Company shall provide the Participant with written notice specifying the circumstances alleged to constitute Cause, and, if possible, the Participant shall have 30 days following receipt of such notice to cure such circumstances.

[signatures contained on the following page]

IN WITNESS WHEREOF, the parties have caused this Restricted Stock Award to be signed under seal as of the date first above written.

EPAM SYSTEMS, INC.

By:	/s/ Arkadiy Dobkin
Arkadiy Dobkin
President & Chief Executive Officer

Signature:	/s/ Karl Robb
Karl Robb

Print Name:

Title/Capacity/ Co-ownership:	Individual Person.

Address:

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